EXHIBIT (j)





                        Consent of Independent Auditors



The Board of Directors of
Concorde Funds, Inc.

We consent to the reference to our firm under the heading "Financial Highlights" in the prospectus; and to the use of our report incorporated by reference and to the reference to our firm under the heading "Financial Statements" in the Statement of Additional Information constituting parts of Post-Effective Amendment No. 20 to the Concorde Funds, Inc. registration statement on Form N-1A.




Flower Mound, Texas                  /s/ Brad A. Kinder, CPA
January 20, 2004